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                                                                    Exhibit 10.1


                                 CVS CORPORATION

                           EXECUTIVE RETENTION PROGRAM

1. PURPOSE. The purpose of the CVS Executive Retention Program (the "Program") is to induce selected executives to remain with CVS Corporation ("CVS") by means of special awards to be granted one-half in shares of CVS stock and one-half in cash.

2. ADMINISTRATION. The Program shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of CVS. The Committee shall have full and final authority to provide award agreements and rules and regulations for the administration of the Program, construe and interpret the provisions of the Program and award agreement, and to make all other declaration and decisions as the Committee may deem necessary or valuable for the administration of the Plan.

3. ELIGIBILITY. Executives employed by CVS who are selected by the Committee shall be eligible to receive an award under this Program.

4. AWARDS. The Committee shall determine the persons (a "Participant") to whom awards shall be made, the size of each Participant's award and the terms and conditions relating to such award, including, but not limited to, vesting requirements and the effect of the death of the Participant.

         Except as otherwise determined by the Committee, as soon as practicable after an award has vested the cash part of each award shall be paid and the CVS stock part shall be settled by the issuance of new share certificates reflecting the absence of any forfeiture provisions, provided, however, that if the Participant is not employed by CVS of an affiliated entity on the date of such payment the entire award shall be forfeited, including any shares previously issued at the time of grant. Upon the occurrence of a change in control of CVS, as defined in the CVS Corporation 1997 Incentive Compensation Plan (a "Change in Control"), all awards shall be immediately 100% vested and nonforfeitable and shall be paidout as soon as possible.

5.       MISCELLANEOUS

         (a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. CVS may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of CVS stock or payment of other benefits under any award until completion of such registration or qualification of such stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which such stock are listed or quoted, or compliance with any other obligation or CVS, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, CVS shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of stock or payment of benefits under any award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

         (b) LIMITS ON TRANSFERABILITY; BENEFICIARIES. No award or other right or interest of a Participant under the Program shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than CVS or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a Participant, and such awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by



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the Participant or his or her guardian or legal representative. A beneficiary, or other person claiming any rights under the Program from or through any Participant shall be subject to all terms and conditions of the Program and any award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

         (c) ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the stock such that an adjustment is determined by the Committee to be appropriate under the Program, then the Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares of stock subject to or deliverable in respect of outstanding Awards.

         (d) TAXES. CVS and any subsidiary is authorized to withhold from any award granted, any payment relating to an award under the Plan, including from a distribution or stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an award, and to take such other action as the Committee may deem advisable to enable CVS and Participants to satisfy obligations for the payment of withholding or receive stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis is the discretion of the Committee.

         (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend discontinue or terminate the Program or the Committee's authority to grant awards under the Program without the consent of Participants, except that without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any award theretofore granted and any award agreement relating thereto, except as otherwise provided in the Program, provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such award.

         (f) LIMITATION ON RIGHTS CONFERRED UNDER PROGRAM. Neither the Program nor any action taken hereunder shall be construed as (i) giving any person or Participant the right to continue as a Participant or in the employ or service of CVS or a subsidiary, (ii) interfering in any way with the right of CVS or a subsidiary to terminate any Participant's employment of service at any time,
(iii) giving a Participant any claim to be granted any award under the Program or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of CVS and until the Participant is duly issued or transferred shares of stock in accordance with the terms of an award.

     (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Program intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver stock pursuant to an award, nothing contained in any award shall give any such Participant any rights that are greater than those of a general creditor of CVS, provided that the Committee may authorize the creation of trusts and deposit therein cash, stock, other awards or other property, or make other arrangements to meet CVS' obligations under the Program. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Program unless the Committee otherwise determines with the consent of each affected Participant.

     (h) Any shares of stock to be issued in connection with an award may, in the discretion of the Committee, be issued pursuant to the CVS Corporation 1997 Incentive Compensation Plan.

     (i) GOVERNING LAW. The validity, construction and effect of the Program, any rules and regulations under the Program, and any award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.